UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  January 5, 2011
.

INTEGRATED FREIGHT CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-907-8372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

We have approved the issue of 1,493,843 shares of our common stock to a total of sixteen persons.  These shares will be issued and delivered by our transfer agent over a period of up to ten days beginning January 5, 2011.  Our board of directors approved the issue of these shares as of December 22, 2009.  The shares are being issued for the following purposes:

Number of Shares	Purpose of Issuance	Number of Stockholders
760,000	Sale of shares*	9
548,658	Conversion of notes**	5
515,000	Finder’s fees	2
185,185	Warrant exercise	1

*includes 200,000 shares issued in payment of directors’ fees.
**$178,000 principal amount of notes.

As of December 22, 2010, our board of directors also confirmed and approved the issue of 7,591,009 common stock purchase warrants to a total of 23 persons and an estimated 500,000 common stock purchase warrants to certain of our stockholders prior to our reverse stock split in August 2010.  Of these common stock purchase warrants, 5,373,104 warrants have been issued in connection with debt and equity funding, 312,022 warrants have been issued in connection with the sale of our subsidiary, PlanGraphics, Inc., in December 2010; and 1,905,883 warrants have been issued in payment of a combination of legal fees and finders’ fees.  Our obligation to issue many of these warrants derives from the original Integrated Freight Corporation which we merged into us in December 2010.  The exercise period of the warrants range between three and five years, inclusive, from the date of the related debt or equity funding and carry exercise prices primarily in a range between $0.30 and $0.50, inclusive, with 910,000 warrants exercisable at $0.01.  We also confirmed and approved 2,658,808 warrants issuable as penalties in the event of our default on the related debt funding and 250,000 warrants for each sixty day period an obligation to repay $90,000 is not paid after March 9, 2010.

We are relying on Section 4(2) of the Securities Act of 1933 for an exemption from the registration requirements of that Act, in that the offer and sale of the shares and the warrants did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED FREIGHT CORPORATION

/s/ Paul A. Henley
Paul A. Henley
Chief Executive Officer

January 11, 2011